Exhibit 23.4

DAVIDOFF HUTCHER & CITRON LLP

605 Third Avenue

New York, New York 10158

Tel: (212) 557-7200

We hereby consent to the reference to our firm under the heading “Legal Matters” of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Act or that we are in the category of persons whose consent is required under Section 7 of the Act of the Rules and Regulations of the Commission promulgated thereunder.

/s/ Davidoff Hutcher & Citron LLP
DAVIDOFF HUTCHER & CITRON LLP

Dated: July 15, 2021

New York, New York